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                                                                    EXHIBIT 21.0

                      MATRIA HEALTHCARE, INC. SUBSIDIARIES
                                 March 27, 1998

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

                                                                    Jurisdiction of
                  Name                                              Incorporation
                  ----                                              ---------------
*Carelink Corporation                                                  Delaware
Clinical-Management Systems, Inc.                                      Georgia
*Creative Medical Concepts, Inc.                                       Georgia
*East Med Services, Inc.                                               Georgia
*EMS Supplies Incorporated                                             Georgia
*Healthdyne Financial Services, Inc.                                   Georgia
*Healthdyne Home Care Services, Inc.                                   Georgia
*Healthdyne Home Care Products, Inc.                                   Georgia
*Healthdyne Integrated Alternatives, Inc.                              Georgia
*Healthdyne Nursery Products, Inc.                                     Delaware
*Healthdyne Maternity Management of Texas, Inc.                        Texas
High-Tech Nursing, Inc.                                                Georgia
Maternal Fetal Diagnostic Services, Inc.                               Georgia
Matria Healthcare of Illinois, Inc.                                    Georgia
Matria of New York, Inc.                                               New York
Matria Healthcare Puerto Rico, Inc.                                    Puerto Rico
*Monitered Care, Inc.                                                  Delaware
National Medical Reproductive Centers, Inc.                            California
         Pacific Fertility Centers of California, Inc.                 California
         Pacific Fertility Parenting Centers, Inc.                     California
*Perinatal Care Alternatives, Inc.                                     Georgia
*Perinatal Services Nederland B.V.                                     Nederlands
*Shared Care, Inc.                                                     Georgia
Specialized Clinical Services, Inc.                                    California
Specialized Clinical Services, Inc.                                    Delaware
*Tokos Acquisition Corporation                                         Delaware
*Tokos Clinical Services Corporation (Portland)                        Delaware
*Tokos Clinical Services Corporation (New York)                        New York
*Tokos Clinical Services Corporation                                   Delaware
*Tokos Medical Management Corporation                                  Delaware
*Women's Homecare, Inc.                                                Delaware
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*Inactive

Note: The above subsidiaries (except for Perinatal Services Nederland B.V. in which Matria owns a 51% interest) are directly or indirectly 100% owned by Matria Healthcare, Inc.